Exhibit 10.37

Averion International Corp.
225 Turnpike Road
Southborough, MA 01772

November 20, 2006

Commonwealth Associates, L.P.
830 Third Avenue
New York, New York 10022

Re:  Supplement to Lock-Up Agreements related to Averion International Corp.’s private placement as set forth in that certain Placement Agency Agreement, as amended, between Averion International Corp. and Commonwealth Associates, L.P. dated October 17, 2006 and as amended on November 8, 2006

Notwithstanding the term of the Lock-Up Period as defined in Section 1 of each Lock-Up Agreement (the “Lock-Up Agreement”) entered into for the benefit of Commonwealth Associates, L.P. (“Commonwealth”) by certain officers, directors and controlling stockholders of Averion International Corp. (each a “Securityholder”), in the event that Commonwealth releases ComVest Investment Partners II or an affiliate (“ComVest”), from its Lock-Up Agreement to sell any of its securities of Averion International Corp. (the “ComVest Securities”) at any time or from time to time, then Commonwealth shall immediately release each Securityholder who has entered into a Lock-Up Agreement with Commonwealth such that each such Securityholder shall immediately be entitled to sell the same proportion of shares to be sold by ComVest irrespective of the lock-up provisions contained in Section 1 of each Lock-Up Agreement.  For purposes of illustration, if Commonwealth were to release ComVest with respect to 10% of the ComVest Securities, then each Securityholder would be entitled to sell 10% of the securities owned by them irrespective of the lock-up provisions contained in Section 1 of each Securityholder’s Lock-Up Agreement.  Commonwealth shall promptly provide written notice to each Securityholder of each release of ComVest Securities.

Sincerely,

/s/ Dr. Philip T. Lavin
Dr. Philip T. Lavin
Chief Executive Officer

Agreed and Acknowledged:

Commonwealth Associates, L.P.

By:	Commonwealth Associates Management Company, Inc.

By:	/s/ Robert O’Sullivan
Robert O’Sullivan, President